Exhibit 32

In connection with the Annual report of Westland Development Co., Inc., (the "Company"), on Form 10-QSB for the quarter ending September 30, 2005, as filed with the SEC on the date hereof (the
o Section 906 of the Sarbanes-Oxley Act of 2002, that:

1 The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2006

/s/ Barbara Page
 _______________________________________________________
Barbara Page, principal executive and financial officer